Computation of Earnings Per Common Share                          Exhibit 11
The Chase Manhattan Corporation and Subsidiaries

                                                                                                     Quarter Ended March 31,
                                                                                                     -----------------------
($ in millions, except per share amounts)                                                              1994            1993
                                                                                                      ------          ------
Primary:

Net Income (Loss) Before Cumulative Effect of Change in Accounting Principle  . . . . . . . .          $ 364          $ (347)
Cumulative Effect of Change in Accounting Principle - Adoption of SFAS 109  . . . . . . . . .             --             500
                                                                                                        ----           -----
Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            364             153
Less:  Preferred Stock Dividend Requirements  . . . . . . . . . . . . . . . . . . . . . . . .             31              36
                                                                                                        ----           -----
Net Income Applicable to Common Stock                                                                  $ 333          $  117
                                                                                                        ----           -----

Average Common and Common Equivalent Shares Outstanding . . . . . . . . . . . . . . . . . . .    185,421,780     157,585,053
                                                                                                        ----           -----
Before Cumulative Effect of Change in Accounting Principle  . . . . . . . . . . . . . . . . .          $1.80          $(2.43)
Cumulative Effect of Change in Accounting Principle - Adoption of SFAS 109  . . . . . . . . .             --          $ 3.17
                                                                                                        ----           -----
Primary Earnings Per Common Share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $1.80          $ 0.74
                                                                                                        ----           -----

Assuming Full Dilution:

Net Income Applicable to Common Stock                                                                  $ 333          $  117
                                                                                                        ----           -----
Average Common and Common Equivalent Shares Outstanding . . . . . . . . . . . . . . . . . . .    185,421,780     157,585,053
Add:  Shares Issuable Upon Exercise of Stock Options and Conversion of Restricted
  Stock Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        893,704       1,544,467
                                                                                                        ----           -----
Shares of Common and Common Equivalent Stock Outstanding -- As Adjusted                          186,315,484     159,129,520
                                                                                                        ----           -----
Earnings Per Common Share Assuming Full Dilution                                                       $1.79          $ 0.73
                                                                                                        ----           -----
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                                      39.